As filed with the Securities and Exchange Commission on March 10, 2009
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Deutsche Telekom AG
(Exact name of Registrant as Specified in its Charter)
Federal Republic of Germany
(State or Other Jurisdiction of Incorporation or Organization)
Not Applicable
(I.R.S. Employer Identification Number)

Friedrich-Ebert-Allee 140
53113 Bonn
Germany
+49 228 181 0
(Address and Telephone Number of
Registrant's Principal Executive Offices)

Deutsche Telekom, Inc.
Attn: Klaus-Peter Statz
President & CEO
14 Wall Street, Suite 6B
New York, New York 10005
+1 212 424 2900
(Name, Address and Telephone Number of Agent for Service)

Deutsche Telekom International Finance B.V.
(Exact name of Registrant as Specified in its Charter)
The Netherlands
(State or Other Jurisdiction of Incorporation or Organization)
Not Applicable
(I.R.S. Employer Identification Number)

Herengracht 124-128
1015 BT Amsterdam
The Netherlands
 +31 20 794 45 00
(Address and Telephone Number of
Registrant's Principal Executive Offices)

Deutsche Telekom, Inc.
Attn: Klaus-Peter Statz
President & CEO
14 Wall Street, Suite 6B
New York, New York 10005
+1 212 424 2900
(Name, Address and Telephone Number of Agent for Service)

Copies of Communications to:
John Palenberg, Esq. Cleary Gottlieb Steen & Hamilton LLP Theodor-Heuss-Ring 9 50668 Cologne, Germany	Krystian Czerniecki, Esq. Sullivan & Cromwell LLP Neue Mainzer Strasse 52 60311 Frankfurt am Main, Germany

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ⁪☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ⁪☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ⁪☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box  ⁪☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ⁪☐
Calculation of Registration Fee
Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities	$10,000,000,000	(3)	$10,000,000,000	$393,000
Guarantees of the Debt Securities(4)
(1) In U.S. dollars or their equivalent in foreign currencies.
(2) Pursuant to Rule 457(p) of the Securities Act of 1933, as amended (the “Securities Act”), the registration fee of $393,000 relating to the unsold securities previously registered under our Registration Statement No. 333-118932 is being offset against the total registration fee currently due for this registration statement.  Registration Statement No. 333-118932 was filed with the Commission on September 13, 2004.
(3) The proposed maximum aggregate price per unit has been omitted pursuant to the Notes to the “Calculation of Registration Fee” Table in Form F-3. The registration fee has been calculated in accordance with Rule 457(o) of the Securities Act and reflects the offering price rather than the principal amount of any securities issued at a discount.
(4) Pursuant to Rule 457(n) of the Securities Act, no separate fee for the Guarantees is payable.

PART I

INFORMATION REQUIRED IN PROSPECTUS

i

PROSPECTUS

Deutsche Telekom AG
(a stock corporation organized under the laws
of the Federal Republic of Germany)

(Deutsche Telekom)

and

Deutsche Telekom International Finance B.V.
(a limited liability company organized under the laws of The Netherlands)

(Finance)

$10,000,000,000
Debt Securities
Guarantees of Debt Securities

We may from time to time offer and sell debt securities, in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus. We may sell debt securities having an aggregate initial offering price of up to U.S. $10,000,000,000. The debt securities will rank equally in right of payment among themselves and with all our existing and future unsecured and unsubordinated indebtedness. Debt securities offered and sold by Finance are unconditionally guaranteed by Deutsche Telekom.

We may sell the debt securities directly or through underwriters, dealers or agents designated at a future date. The accompanying prospectus supplement will set forth the names of any underwriters, dealers or agents and any applicable commissions or discounts. The prospectus supplement will also set forth the proceeds we will receive from any sale of debt securities.

You should read this prospectus and any prospectus supplement carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in them is current as of any time subsequent to its date.

Investing in our securities involves risks.  See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 10, 2009.

PROSPECTUS SUMMARY
This summary provides you with a brief overview of key information concerning Deutsche Telekom and Finance and a brief description of the debt securities we may offer. For a more complete understanding of the terms of the offered debt securities, and before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the debt securities we may offer;
•	the accompanying prospectus supplement, which (1) explains the specific terms of the debt securities being offered and (2) updates and changes information in this prospectus;
•	the documents referred to below in “Incorporation of Certain Information by Reference”; and
•	the documents referred to below in “Where You Can Find More Information”.

Deutsche Telekom AG

Deutsche Telekom is the largest provider of telecommunications services in Germany and one of the world’s largest telecommunications companies, measured in terms of 2008 consolidated net revenues. Deutsche Telekom’s consolidated net revenues in 2008 totaled EUR 61.7 billion.

The registered address for Deutsche Telekom is Friedrich-Ebert-Allee 140, 53113 Bonn, Germany, and its telephone number is +49 228-181-0. Deutsche Telekom’s agent in the United States is Deutsche Telekom, Inc., 14 Wall Street, Suite 6B, New York, New York 10005.

Deutsche Telekom International Finance B.V.

Finance was incorporated by Deutsche Telekom in The Netherlands on October 30, 1995 and is our wholly-owned subsidiary whose principal purpose is raising funds for us. Finance’s corporate seat and registered address is Herengracht 124-128, 1015 BT Amsterdam, The Netherlands, and its telephone number is +31 20 794 45 00. Finance’s agent in the United States is Deutsche Telekom, Inc., 14 Wall Street, Suite 6B, New York, New York 10005.

The Debt Securities We May Offer
We may use this prospectus to offer up to U.S. $10,000,000,000 of debt securities in U.S. dollars or their equivalent in foreign currencies.

Deutsche Telekom will issue the debt securities under an indenture dated as of July 6, 2000, as amended and supplemented by the First Supplemental Indenture dated as of November 9, 2007 among Deutsche Telekom, Finance, Deutsche Bank Trust Company Americas, as successor trustee, Citibank N.A. and Citibank N.A., London Branch. In this prospectus, we refer to this indenture, as amended and supplemented, as the DT indenture.

Finance will issue the debt securities under an indenture dated as of July 6, 2000, as amended and supplemented by the First Supplemental Indenture dated as of November 9, 2007 among Deutsche Telekom, Finance, Deutsche Bank Trust Company Americas, as successor trustee, Citibank N.A. and Citibank N.A., London Branch. In this prospectus, we refer to this indenture, as amended and supplemented, as the Finance indenture.

When we refer to the indentures in this prospectus, we are referring to the DT indenture and the Finance indenture.  The indentures provide that the debt securities may be issued at one time, or from time to time, in one or more series. Deutsche Telekom and Finance may each issue several distinct series of debt securities. Debt securities offered and sold by Finance are unconditionally guaranteed by Deutsche Telekom.

Ratios of Earnings to Fixed Charges
The following table shows the ratios of earnings to fixed charges for Deutsche Telekom, which are computed based on financial information prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) for the years ended December 31, 2008, 2007, 2006, 2005 and 2004.

	For the year ended December 31,
	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	1.9	1.6	1.7	2.7	1.8

RISK FACTORS
Other risks and considerations relevant to debt securities issued under the indentures are described elsewhere in this prospectus, the prospectus supplements for those debt securities and documents that we incorporate by reference.  In the discussion below, we refer to debt securities issued under the indentures as our debt securities.  Other debt securities may have other risks or considerations relevant to them, and may have terms or provisions different from those described here (including terms or provisions more favorable to their holders than those of our debt securities issued under the indentures).

Our credit ratings may not reflect all risks of an investment in our debt securities.

The credit ratings ascribed to us and our debt securities are intended to reflect our ability to meet the payment obligations under our debt securities, and may not reflect the potential impact of all risks related to structure and other factors on the value of our debt securities.  These risks are particularly relevant in the case of debt securities indexed to one or more interest rates, currencies or other indices or formulae.  In addition, actual or anticipated changes in our credit ratings will generally affect the market value of debt securities we have issued.

Many factors may adversely affect the trading market, value or yield of our debt securities.

There may not be any trading market for our debt securities; factors beyond our creditworthiness may affect the trading market for and value of our debt securities.

We cannot assure you that a trading market for our debt securities will develop or be maintained in the United States or elsewhere.  A listing on a stock exchange or other trading market does not imply that a trading market will develop or continue.  If debt securities are not listed, however, pricing information for them may be more difficult to obtain, which may make them less liquid.

In addition to our own creditworthiness, many other factors may affect the trading market for, and current market value of, our debt securities.  These factors include:

•	the method of calculating principal, premium and interest;
•	the complexity and volatility of the index or formula (if any) linked to the debt securities;
•	the time remaining to the maturity;
•
the outstanding amount of our debt securities—unless otherwise indicated in a prospectus supplement, the indentures for our debt securities do not limit the amount of debt securities we may issue or guarantee;

•	redemption or repayment features; and
•	the level, direction and volatility of market interest rates generally.
    In addition, if you decide to sell our debt securities, there may be a limited number of buyers (if any) or there may be a surplus of debt securities of other issuers available with similar credit, maturity and other structural characteristics.  This may affect the price you receive for our debt securities or your ability to sell them at all.  You should not purchase our debt securities unless you understand and know you can bear the related investment risks.

The yield on debt securities linked to interest rates, currencies or other indices or formulae will be affected by various influences.

If you invest in debt securities indexed to one or more interest rates, currencies or other indices or formulae, there will be significant risks not associated with an investment in a conventional fixed rate debt security.  These risks include fluctuation of indices and formulae and the possibility that you will receive a lower, or no, amount of principal, premium or interest, or at different times than you expected.  We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results.  In addition, if an index or formula used to determine any amounts payable of debt securities includes a multiplier or leverage factor, the effect of any change in that index or formula will be magnified.  In recent years, values of certain indices have been volatile, and volatility in those and other interest rate indices may continue in the future.

Redemption may adversely affect your return on our debt securities.
    If debt securities are or become redeemable at our option, we may choose to redeem them at times when prevailing market interest rates are lower than the interest rates on the debt securities being redeemed.  In addition, if our debt securities are subject to mandatory redemption, we may be required to redeem them at times when prevailing interest rates are relatively low.  As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the redeemed debt securities.  Our redemption right may also adversely affect your ability to sell debt securities as their redemption date approaches.

Direct creditors of Deutsche Telekom’s subsidiaries will generally have superior claims to cash flows from those subsidiaries.

In recent years, an increasing proportion of Deutsche Telekom’s revenues has been generated by its subsidiaries, particularly in the mobile sector.  It may be that we will increasingly depend upon earnings and cash flow from Deutsche Telekom’s subsidiaries to meet obligations under our debt securities. Deutsche Telekom has the ability to restructure its operations to cause operating assets currently held directly by Deutsche Telekom AG to be held by one or more subsidiaries.  Because the creditors of any subsidiary of Deutsche Telekom AG would generally have a right to receive payment that is superior to the parent company’s right to receive payment from the assets of that subsidiary, holders of our debt securities will be effectively subordinated to creditors of those subsidiaries insofar as cash flows from those subsidiaries are relevant to servicing our debt securities.  Unless otherwise indicated in a prospectus supplement, the indentures for its debt securities do not limit the amount of liabilities that Deutsche Telekom’s subsidiaries may incur.  In addition, certain subsidiaries of Deutsche Telekom are or may be subject to contractual restrictions or regulatory requirements that would limit their ability to pay dividends.

Our debt securities generally do not contain financial covenants, change in control provisions or similar limitations on our flexibility.

Unless otherwise specified in a prospectus supplement relating to our debt securities, the indentures for our debt securities do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of Deutsche Telekom or Finance. They also do not contain covenants or other provisions that would prohibit us from increasing our indebtedness or prohibit us or our affiliates from engaging in other transactions that might adversely affect holders of our debt securities, including transactions involving a change in control over the relevant issuer or the guarantor (if any) or a business combination, acquisition or divestiture. We may at any time be engaged in discussions concerning, or otherwise acting in furtherance of, such transactions.

FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplements contain or incorporate statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements generally are identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “aim,” “plan,” “will,” “will continue,” “seek,” “outlook,” “guidance” and similar expressions.

Forward-looking statements are based on current plans, estimates and projections and involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Our actual results, performance or achievements could be significantly different from the results expressed in, or implied by, those forward-looking statements. When considering those forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus, the prospectus supplements and documents incorporated by reference.

You should not place any undue reliance on any forward-looking statement, which speaks only as of the date made. We caution you that a number of important factors could cause actual results or outcomes to differ materially from those expressed in, or implied by, the forward-looking statements and you should refer to our periodic and current reports filed with the U.S. Securities and Exchange Commission, or SEC, for specific risks.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST DEUTSCHE TELEKOM, FINANCE,
THEIR MANAGEMENT AND OTHERS
Deutsche Telekom is a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany, and Finance is a private company with limited liability for an unlimited duration, established under the laws of The Netherlands. None of the members of the Board of Management (Vorstand) of Deutsche Telekom or the Board of Management (bestuur) of Finance are residents of the United States. All or a substantial portion of the assets of these individuals and of Deutsche Telekom and Finance are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon Deutsche Telekom or Finance or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against Deutsche Telekom or Finance in Germany or The Netherlands. Awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in Germany or The Netherlands. In addition, actions brought in a German court against Deutsche Telekom or the members of its Board of Management to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, a German court may not award punitive damages. The United States and The Netherlands do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon United States federal securities laws, would not be automatically enforceable in The Netherlands and new proceedings on the merits must be initiated before a Dutch court. However, if the party in whose favor such final judgment is rendered brings a new suit in a competent court in The Netherlands such a party may submit to a Dutch court the final judgment that has been rendered in the United States and such court will have discretion to attach such weight to that judgment as it deems appropriate. To the extent that the Dutch court finds that the judgment rendered by a federal or state court in the United States (a) has not been rendered in violation of elementary principles of fair trial and (b) does not contravene public policy of The Netherlands, the Dutch court will, under current practice, in principle, give binding effect to such final judgment.
ABOUT THIS PROSPECTUS
This document is called a prospectus and is part of a registration statement that we filed with the SEC utilizing the “shelf” registration or continuous offering process. Under this shelf process, we may sell the debt securities described in this prospectus in one or more offerings up to a total amount of U.S. $10,000,000,000 or their equivalent in foreign currencies.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement containing specific information about the terms of the debt securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the debt securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC’s Public Reference Room, as described under the heading “Where You Can Find More Information”.

When acquiring any debt securities discussed in this prospectus, you should rely on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. For more information, see “Incorporation of Certain Information by Reference”. Neither we, nor any underwriters, dealers or agents, have authorized anyone to provide you with different information. We are not offering the debt securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is current as of any time subsequent to its date.

We may sell the debt securities to underwriters who will sell the debt securities to the public on terms fixed at the time of sale. In addition, the debt securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the debt securities, we reserve the right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The accompanying prospectus supplement will set forth the names of any underwriters, dealers or agents and any applicable commissions or discounts. The prospectus supplement will also set forth the proceeds we will receive from any sale of debt securities. Any underwriters, dealers or agents participating in the offering may be considered “underwriters” within the meaning of the Securities Act.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we”, “us”, “our”, or similar references mean Deutsche Telekom AG and its subsidiaries.

As used in this prospectus, references to “EUR”, “Euro” or “€” are to the Euro, the legal currency of certain member states of the European Union, including the Federal Republic of Germany (the “Federal Republic” or “Germany”). “U.S. dollar” or “$” refers to the lawful currency of the United States of America.

CAPITALIZATION AND INDEBTEDNESS
Deutsche Telekom AG

The following table sets forth, on a consolidated basis, the cash and cash equivalents, current financial liabilities, non-current financial liabilities, shareholders’ equity and capitalization of Deutsche Telekom and its consolidated subsidiaries in accordance with IFRS, as issued by the IASB, as at December 31, 2008.

At December 31, 2008
(millions of euro)
Cash and cash equivalents	3,026

Current financial liabilities(1)	5,540

Non-current financial liabilities
Bonds	29,210
Liabilities to banks	3,903
Lease liabilities	1,880
Promissory notes	887

Total non-current financial liabilities(1)(2)(3)	35,880

Shareholders’ equity:
Issued capital	11,165
Capital reserves	51,526
Other shareholders equity	(19,579)

Total shareholders’ equity	43,112

Total capitalization	78,992

(1)  All current and non-current financial liabilities are unsecured.
(2)  In accordance with Postreform II (§ 2 (4) of the Post Transformation Act - Postumwandlungsgesetz), the Federal Republic is guarantor of all Deutsche Telekom’s liabilities, which were outstanding at January 1, 1995.
      At December 31, 2008, this figure was a nominal EUR 2.1 billion.
(3)  Subsequent to December 31, 2008, Finance issued a EUR 2.0 billion bond and Deutsche Telekom issued EUR 0.2 billion of promissory notes.

    Except as disclosed in this prospectus, there has been no material change in the capitalization of Deutsche Telekom since December 31, 2008.

Deutsche Telekom International Finance B.V.

The following table shows the capitalization of Finance in accordance with IFRS, as issued by the IASB, as at December 31, 2008.

At December 31, 2008
(millions of euro)
Cash and cash equivalents	0

Current financial liabilities(1)	5,053

Non-current financial liabilities (1) (2)	28,487
Bonds	27,123
Liabilities to banks	526
Other	838

Shareholders’ equity:	338

Total capitalization	28,825

(1) All current and non-current financial liabilities are guaranteed and unsecured.
(2) Subsequent to December 31, 2008, Finance issued a EUR 2.0 billion bond.

Except as disclosed in this prospectus, there has been no material change in the capitalization of Finance since December 31, 2008.

USE OF PROCEEDS
Unless we state otherwise in a prospectus supplement, the net proceeds from the sale of debt securities offered through this prospectus will be used for general corporate purposes. Net proceeds received by Finance from the sale of securities offered through this prospectus will be on-lent to our group companies for their general corporate purposes.
GENERAL DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES WE MAY OFFER
This prospectus relates to debt securities issued by Deutsche Telekom and debt securities issued by Finance. As required by U.S. Federal law for all debt securities of companies that are publicly offered, the debt securities are governed by a document called an indenture.

Deutsche Bank Trust Company Americas acts as the trustee under the indentures. The trustee has two main roles:

•
First, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later beginning on page 15 under “Default and Related Matters — Events of Default — Remedies If an Event of Default Occurs”; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.
       Deutsche Telekom is the guarantor of debt securities issued by Finance. The guarantees are described later on page 8 under “Guarantees”.

The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures, the debt securities and the guarantees are governed by New York law. The indentures are exhibits to our registration statement. See “Where You Can Find More Information” on page 26 for information on how to obtain a copy.

Deutsche Telekom and Finance may each issue as many distinct series of debt securities under its respective indenture as it wishes. This section discusses all material terms of the debt securities that may be issued by Deutsche Telekom that are common to all series, and the debt securities that may be issued by Finance and the related guarantees that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.

This section may not be complete in all respects and is subject to and qualified in its entirety by reference to all the provisions of the indentures, including some of the terms used in the indentures. In this section, we describe only the more important terms of the indentures. We also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This section also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.

We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 101) The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as well as composite currencies or composite currency units, as described in more detail in the prospectus supplement relating to any of these types of debt securities.

The specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this section also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:
•	the title of the series of debt securities;
•	any limit on the aggregate principal amount of the series of debt securities;
•	any stock exchange on which we will list the series of debt securities;
•	the manner in which we will pay interest on the series of debt securities;
•	the date or dates on which we will pay the principal of the series of debt securities;
•	the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;
•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;
•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;
•
the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	the denominations in which the series of debt securities will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;
•
the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States of America and the manner of determining the equivalent amount in the currency of the United States of America;

•	any index used to determine the amount of payment of principal of, premium, if any, and interest on the series of debt securities;
•	if other than the principal amount, the portion of the principal amount of the series of debt securities that shall be payable upon acceleration of maturity following an event of default;
•	the applicability of the provisions described later beginning on page 14 under “Covenants — Defeasance and Discharge”;
•
if the series of debt securities will be issuable in whole or part in the form of a global security as described beginning on page 8 under “Legal Ownership — Global Securities”, and the depository or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•
whether we may from time to time without the consent of the holders create and issue further debt securities having the same terms and conditions as the debt securities so that such further issue is consolidated and forms a single series with the series of outstanding debt securities;

•
if the series of debt securities is redeemable at our option, whether the adjusted treasury yield, which is defined later in this prospectus, is different from the adjusted treasury yield determined under the indentures;

•
any addition to or change in the events of default that applies to the series of debt securities and any change in the rights of the trustee or holders to declare the principal amount due and payable following an event of default;

•	any addition to or change in the covenants contained in the indentures; and
•	any other special features of the series of debt securities.

Guarantees

Deutsche Telekom will fully, unconditionally and irrevocably guarantee the payment of the principal of, premium, if any, and interest on the debt securities issued by Finance, including any additional amounts which may be payable by Finance in respect of its debt securities, as described under “Payment of Additional Amounts”. Deutsche Telekom guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise.

In the distribution of the assets of any subsidiary of Deutsche Telekom upon the subsidiary’s liquidation or reorganization, any creditor of the subsidiary will have a right to participate in the distribution before the creditors of Deutsche Telekom, including holders of debt securities issued by Finance. The guarantees will be unsecured obligations of Deutsche Telekom.

Legal Ownership
Street Name and Other Indirect Holders

Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal or record holders of debt securities. This is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles debt securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle voting if it were ever required;
•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and
•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the debt securities run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security? A global security is a special type of indirectly held security, as described above under “Street Name and Other Indirect Holders”. If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners of global securities can only be indirect holders. We require that the global security be registered in the name of a financial institution we select.

We also require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global debt securities, you should be aware of the following.
•	You cannot get debt securities registered in your own name.
•	You cannot receive physical certificates for your interest in the debt securities.
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You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities, as explained earlier under “Street Name and Other Indirect Holders” on page 8.

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You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

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The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When Global Security Will Be Terminated. In a few special situations described later, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled “Street Name and Other Indirect Holders” and “Direct Holders” on page 8.
The special situations for termination of a global security are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we do not appoint a successor within 120 days.
•	When an event of default on the debt securities has occurred and has not been cured. Defaults are discussed later under “Default and Related Matters — Events of Default” beginning on page 15.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders. (Sections 203, 204 and 305.)

In the remainder of this description “you” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the previous subsection on page 8 entitled “Street Name and Other Indirect Holders”.

Overview of Remainder of This Description

The remainder of this description summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.
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Your rights under several special situations , such as if we merge with another company, if we want to change a term of the debt securities or if Finance or Deutsche Telekom wants to redeem the debt securities for tax reasons.

•	Your rights to receive payment of additional amounts due to changes in the withholding requirements of various jurisdictions.
•	Covenants contained in the indentures that restrict our ability to incur liens and require us to perform various acts. A particular series of debt securities may have additional covenants.
•	Your rights if we default or experience other financial difficulties.
•	Our relationship with the trustee.

Additional Mechanics
Exchange and Transfer

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

You may exchange or transfer your debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the debt securities. (Section 305)

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a debt security will only be made if the security registrar is satisfied with your proof of ownership.

If we have designated additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305)

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in the prospectus supplement. (Section 307)

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder of the debt securities by wire transfer of same-day funds.

Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities. (Section 1002)

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. (Sections 101 and 106)

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

Special Situations

Mergers and Similar Events

Each of Deutsche Telekom and Finance is generally permitted to consolidate or merge with another company or firm. Each of Deutsche Telekom and Finance is also permitted to sell or lease substantially all of its assets to another firm or to buy or lease substantially all of the assets of another firm. However, neither Deutsche Telekom nor Finance may take any of these actions unless all the following conditions are met:

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Where Deutsche Telekom or Finance merges out of existence or sells or leases its assets substantially as an entirety, the other firm must assume its obligations on the debt securities or the guarantees. The other firm’s assumption of these obligations must include the obligation to pay the additional amounts described later beginning on page 14 under “Payment of Additional Amounts”. If the other firm is organized under the laws of a jurisdiction outside the United States, it must indemnify you against any governmental charge or other cost resulting from the transaction.

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The merger, sale or lease of assets or other transaction must not cause a default on the debt securities, and we must not already be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later on page 15 under “Default and Related Matters — Events of Default — What is An Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded. (Section 801)

It is possible that a merger or other similar transaction may cause the holders of the debt securities to be treated for U.S. federal income tax purposes as though they exchanged the debt securities for new securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other adverse tax consequences.

Modification and Waiver

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Your Approval.

First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;
•	reduce any amounts due on a debt security;
•	change any obligation of Finance or Deutsche Telekom to pay additional amounts described later beginning on page 14 under “Payment of Additional Amounts”;
•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;
•	change the place or currency of payment on a debt security;
•	impair any of the conversion rights of your debt security;
•	impair your right to sue for payment or conversion;
•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indentures;
•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indentures or to waive various defaults;
•	modify any other aspect of the provisions dealing with modification and waiver of the indentures; and
•	change the obligations of Deutsche Telekom as guarantor with respect to payment of principal, premium, if any, and interest, sinking fund payments or conversion rights. (Section 902)

Changes Requiring a Majority Vote.

The second type of change to the indentures and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the outstanding principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of the covenants described later beginning on page 14, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the debt securities listed in the first category described previously above under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (Section 513)

Changes Not Requiring Approval.

The third type of change does not require any vote by holders of debt securities. This type of change is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)

Further Details Concerning Voting.

When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

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For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement.
•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined as of the date of original issuance.
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Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later beginning on page 14 under “Covenants — Defeasance and Discharge”. (Section101)

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We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indentures. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the debt securities or request a waiver.

Redemption at our Option

If the debt securities are redeemable at our option then, unless otherwise specified in the prospectus supplement, upon redemption we will pay a redemption price equal to the greater of (i) 100% of the principal amount of the debt securities plus accrued interest to the date of redemption or (ii) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the debt securities (not including any portion of such payments of interest accrued as of the date of redemption). The present values will be determined by discounting the remaining principal and interest payments to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), using the adjusted treasury yield.

The definitions of terms used in the paragraph above are listed below.

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“Adjusted treasury yield” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date plus

•	in the case of a series of debt securities maturing in less than five years from its initial issue date, 15 basis points; or

•	in the case of a series of debt securities maturing in five years or greater from its initial issue date, 20 basis points.

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“Comparable treasury issue” means the U.S. Treasury security selected by the quotation agent as having a maturity comparable to the remaining term of the series of debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the debt securities.

•	“Comparable treasury price” means, with respect to any redemption date, the average of the quotation agent’s quotations for the redemption date.

•	“Quotation agent” means a reference treasury dealer that is a primary U.S. government securities dealer in New York City. The trustee will appoint the quotation agent after first consulting with us.

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“Quotation agent’s quotations” means with respect to any redemption date, the average, as determined by the trustee, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the quotation agent at 5:00 p. m. on the third business day before the redemption date.

From and after the redemption date, if money for the redemption of the series of debt securities called for redemption is made available as provided in the indentures and the debt securities called for redemption on the redemption date, the debt securities will cease to bear interest, and the only right of the holders of the debt securities will be to receive payment of the redemption price and all unpaid interest accrued to the date of redemption.

We will give notice to The Depository Trust Company, or DTC, of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the series of debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Optional Tax Redemption

Other than as described above under “Redemption at our Option”, we may have the option to redeem the debt securities in two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the debt securities.

•	The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, either:

-	Deutsche Telekom or Finance would be required to pay additional amounts as described later under “Payment of Additional Amounts”; or

-	Deutsche Telekom or any of its subsidiaries would have to deduct or withhold tax on any payment to either of the issuers to enable them to make a payment of principal or interest on a debt security.

This applies only in the case of changes, executions, amendments, applications or interpretations that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where Deutsche Telekom or Finance is incorporated. If Deutsche Telekom or Finance is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which the successor entity is organized, and the applicable date will be the date the entity became a successor.

We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

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The second situation is where a person located outside of Germany or The Netherlands into which Deutsche Telekom or Finance is merged or to whom it has conveyed, transferred or leased its property is required to pay an additional amount. We would have the option to redeem the debt securities even if we are required to pay additional amounts immediately after the merger, conveyance, transfer or lease. We are not required to use reasonable measures to avoid the obligation to pay additional amounts in this situation.

Payment of Additional Amounts

Germany or, in the case of debt securities issued by Finance, The Netherlands, may require Deutsche Telekom or Finance to withhold amounts from payments on the principal or interest on a debt security or any amounts to be paid under the guarantees, as the case may be, for taxes or any other governmental charges. If the relevant jurisdiction requires a withholding of this type, Deutsche Telekom or Finance, as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled.

Deutsche Telekom or Finance, as the case may be, will not have to pay additional amounts in respect of taxes or other governmental charges that are required to be deducted or withheld by any paying agent from a payment on a debt security, if such payment can be made without such deduction or withholding by any other paying agent, or in respect of taxes or other governmental charges that would not have been imposed but for

•	the existence of any present or former connection between you and Germany or The Netherlands, as the case may be, other than the mere holding of the debt security and the receipt of payments thereon;
•	your status as an individual resident of a member state of the European Union;
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a failure to comply with any reasonable certification, documentation, information or other reporting requirements concerning your nationality, residence, identity or connection with Germany or The Netherlands, as the case may be, if such compliance is required as a precondition to relief or exemption from such taxes or other governmental charges (including, without limitation, a certification that you are not resident in Germany or The Netherlands or are not an individual resident of a member state of the European Union); or

•	a change in law that becomes effective more than 30 days after a payment on the debt security becomes due and payable or on which payment thereof is duly provided for, whichever occurs later.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to Deutsche Telekom or Finance is organized. The prospectus supplement relating to the debt securities may describe additional circumstances in which Deutsche Telekom or Finance would not be required to pay additional amounts.

Covenants

Restrictions on Liens

Some of Deutsche Telekom’s property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. Each of Deutsche Telekom and Finance promises that it will not become obligated on any present or future capital market indebtedness, which is described further below, that is secured by a lien on the whole or any part of its present or future assets, unless an equivalent or higher-ranking lien on the same property is granted to you and the other direct holders of the debt securities. (Section 1009)

As used here, capital market indebtedness means any obligation to repay money that is borrowed through the issuance of bonds, notes or other debt securities, which are capable of being listed or traded on a stock exchange or other recognized securities market. It does not include any off-balance sheet assets and obligations.

Defeasance and Discharge

The following discussion of full defeasance and discharge will apply to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement. (Section 403)

We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

•    We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, premium, if any, principal and any other payments on the debt securities on their various due dates.

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We must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in U.S. Federal income tax law, and under then current U.S. law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. We would not have to deliver this opinion if we received from, or there has been published by, the U.S. Internal Revenue Service a ruling that states the same conclusion.

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If the debt securities are listed on the New York Stock Exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted.

However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;
•	to replace mutilated, destroyed, lost or stolen debt securities;
•	to maintain paying agencies; and
•	to hold money for payment in trust.

Default and Related Matters

Ranking

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term event of default means any of the following:

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We fail to pay principal or interest on a debt security within 30 days from the relevant due date. We fail to perform any other obligation under a debt security or Deutsche Telekom fails to perform any obligation under its guarantee and such failure continues for more than 60 days after the trustee has received notice of it from the affected holder of debt securities. We do not deposit any sinking fund payment on its due date. Our capital market indebtedness has to be repaid prematurely due to a default under its terms.

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We fail to fulfill any payment obligation exceeding EUR 25,000,000 or its equivalent under any capital market indebtedness or under any guarantee provided for any capital market indebtedness of others, and this failure remains uncured for 30 days.

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Any security or guarantee relating to capital market indebtedness provided by us is enforced by the lenders. We are unable to meet our financial obligations. A court opens insolvency proceedings against us. We go into liquidation or file for bankruptcy under applicable law. The passage of any governmental order, decree or enactment in The Netherlands or Germany due to which Finance or Deutsche Telekom is unable to perform its obligations under its indenture and this situation remains uncured for 90 days. Deutsche Telekom’s guarantee relating to any debt securities issued by Finance ceases to be valid or legally binding for any reason.

•	Any other event of default described in the prospectus supplement occurs. (Section 501)

Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series. (Section 502) Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing another action under the indentures. (Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

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You must give the trustee written notice that an event of default has occurred and remains uncured. The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement from some of our designated officers certifying that, to their knowledge, we are in compliance with the indentures and the debt securities, or else specifying any default. (Section 1005)

Regarding the Trustee

Deutsche Telekom and several of its subsidiaries maintain banking relations with the trustee in the ordinary course of their business.

If an event of default occurs, or an event, that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded occurs, the trustee may be considered to have a conflicting interest with respect to the debt securities for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

CLEARANCE AND SETTLEMENT

Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream Banking, société anonyme, in Luxembourg (“Clearstream”) and Euroclear SA/NV in Brussels, Belgium (“Euroclear”). These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for registered securities in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of debt securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in debt securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time. The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

DTC is:
•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and,
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.
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DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•	Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and may include certain other organizations.
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DTC is a wholly-owned subsidiary of The Depositary Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.

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Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream

Clearstream has advised us as follows:

•	Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of Financial Sector (Commission de Surveillance du Secteur Financier).
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Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them.  It does so through electronic book-entry changes to the accounts of its customers.  This eliminates the need for physical movement of certificates.

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Clearstream provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

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Clearstream’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

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Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:
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Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission (Commission Bancaire et Financiére et des Assurances) and the National Bank of Belgium (Banque Nationale de Belgique).

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Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

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Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

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Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries. Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures - DTC

DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System. Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures - Euroclear and Clearstream

We understand that investors who hold their debt securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form. Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading
Trading Between DTC Participants

We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangement outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream Participants

We understand that secondary market trading between Euroclear and/or Clearstream participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form, or such other procedures as are applicable for other securities.

Trading between a DTC Seller and a Euroclear or Clearstream Purchaser

A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream participant. Euroclear or Clearstream, as the case may be, will then instruct the common depositary for Euroclear and Clearstream to receive the debt securities either against payment or free of payment.

The interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream. Under this approach, participants may take on credit exposure to Euroclear or Clearstream until the debt securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, participants can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing debt securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the debt securities were credited to their accounts). However, interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving debt securities through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.
PLAN OF DISTRIBUTION

Deutsche Telekom or Finance may sell the debt securities offered by this prospectus through agents, underwriters or dealers, or directly to one or more purchasers. In addition, third parties may sell debt securities under the registration statement for their own account.

The prospectus supplement relating to any offering will identify or describe:
•	any underwriters, dealers or agents; their compensation;
•	the net proceeds to us;
•	the purchase price of the debt securities;
•	the initial public offering price of the debt securities; and
•	any exchange on which the debt securities will be listed.

Underwriters
    If we use underwriters for the sale of debt securities, they will acquire the debt securities for their own account. The underwriters may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase the debt securities, and the underwriters will be obligated to purchase all of the debt securities contemplated in an offering if they purchase any of such debt securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Dealers
    If we use dealers in connection with the sale of debt securities, unless we otherwise indicate in the applicable prospectus supplement, we will sell the debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices that the dealers may determine at the time of resale.

Agents
    We may designate agents who agree to use their reasonable efforts to solicit purchases of the debt securities during the term of their appointment to sell debt securities on a continuing basis.

Direct Sales
    We may also sell debt securities directly without using underwriters, dealers or agents.

Securities Act; Indemnification
    Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act, and any discounts and commissions they receive from us and any profit on their resale of debt securities may be treated as underwriting discounts and commissions under the Securities Act. Agreements that we will enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments, which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market Making
    In the event that we do not list debt securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the debt securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in debt securities of any series or that the liquidity of the trading market for the debt securities will be limited.

EXPENSES OF THE ISSUE

The following is a statement of expenses in connection with this registration statement. All amounts shown are estimates except the Securities and Exchange Commission registration fee.
Amount to be paid
Securities and Exchange Commission Registration Fee(1)	$393,000
Legal Fees and Expenses	$60,000
Accounting Fees and Expenses	$10,000

Total	$463,000
 (1) The total registration fee is $393,000, which has been offset by the registration fee relating to the unsold securities previously registered under our registration statement on Form F-3, File No. 333-118932.

TAXATION

German Tax Considerations

The following is a discussion of certain German tax considerations that may be relevant to you as a holder of the debt securities. The discussion does not purport to be a comprehensive description of all the tax considerations that may be relevant to you. The discussion is based on the law as it stands on the date of this prospectus and may be subject to change. You should consult your own advisor regarding the tax consequences of the purchase, ownership and disposition of the debt securities in a light of your particular circumstances, including the aspect of any state, local or other applicable tax laws.

Income Taxation

The German Business Tax Reform Act 2008 resulted in significant changes with respect to the taxation on income from the debt securities, in particular for German Private Investors (as defined below). The new legislation generally entered into effect on January 1, 2009.

If you are not a resident of Germany and do not otherwise have a connection with Germany other than the mere purchase, holding and disposition of, or the receipt of payments on, the debt securities, you will not be subject to income taxation in Germany with your income from the debt securities.

If you are an individual and a resident of Germany and the income from the debt securities constitutes investment-type income to you (a “German Private Investor”), interest payments received by you with respect to the debt securities as well as the gain from the sale or other disposition of the debt securities (i.e., the difference between the proceeds from the sale or disposition of the debt securities, after deduction of the expenses that are directly connected with the sale or disposition, and the cost of acquisition), will be subject to income tax at a flat rate of 25% (plus 5.5% solidarity surcharge thereon and, if applicable, church tax).

Subject to an annual lump-sum allowance for savers (Sparer-Pauschbetrag) in the amount of € 801 (€ 1,602 for married couples filing jointly) for investment-type income, you will not be entitled to deduct any other expenses incurred in connection with your investment in the debt securities. In addition, you will not be able to offset losses from the investment in the debt securities against other types of income (e.g., employment income).

Collection of the tax (including, if applicable, the church tax) by way of withholding through a Disbursing Agent (as described under the caption – “Withholding Tax” below) will satisfy your tax liability with respect to the aforementioned interest payments and gains (Abgeltungssteuer). If a Disbursing Agent has not withheld the tax, you must include the interest payments and the gain from the sale or other disposition of the debt securities in your annual income tax return filing; the tax will then be collected by way of assessment.

Upon request, your income from the debt securities (together with any other investment-type income) will be taxed at your individual progressive tax rates (in lieu of the flat tax rate) if this leads to a lower income tax than the application of the flat tax rate to your investment-type income.  But even then, you will not be allowed a deduction of expenses actually incurred in connection with your investment in the debt securities.

If you are a resident of Germany or otherwise have a connection with Germany other than the mere purchase, holding and disposition of, or the receipt of payments on, the debt securities, e.g., because the debt securities from part of the business property of a permanent establishment or fixed base maintained in Germany, but are not a German Private Investor (e.g., because you hold the debt securities as business assets), the flat tax regime does not apply to you. In this case, your income from the debt securities will be subject to personal income tax at individual progressive tax rates of up to 45% (plus 5.5% solidarity surcharge on such personal income tax and, if applicable, church tax) or, as the case may be, corporate income tax at a rate of 15% (plus 5.5% solidarity surcharge on such corporate income tax). When computing your income, you will be allowed to deduct your expenses incurred in connection with your investment in the debt securities under general rules. Income derived from the debt securities will also be subject to trade tax on income at the applicable municipal rate if the debt securities form part of the property of a German business establishment for trade tax purposes.

Withholding Tax

If you are not a resident of Germany and do not otherwise have a connection with Germany other than the mere purchase, holding and disposition of, or the receipt of payments on, the debt securities, interest payments to you under the debt securities as well as gains realized by you on the sale or other disposition of the debt securities will not be subject to German withholding tax.

If you are a resident of Germany or otherwise have a connection with Germany other than the mere purchase, holding and disposition of, or the receipt of payments on, the debt securities, e.g., because the debt securities from part of the business property of a permanent establishment or fixed base maintained in Germany, and you keep the debt securities in Germany in a custodial account with a Disbursing Agent (as defined below), the Disbursing Agent will be required to withhold tax at a rate of 25% (plus 5.5% solidarity surcharge thereon, resulting in an aggregate withholding rate of 26.375%) from the gross amount of the interest payments to be disbursed or credited to you with respect to the debt securities. Upon request, the Disbursing Agent will also withhold the church tax.

The term “Disbursing Agent” relates to a bank, a financial services institution, a securities trading enterprise or a securities trading bank, each as defined in the German Banking Act, (and, in each case, including a German branch of a foreign enterprise, but excluding a foreign branch of a German enterprise) that holds the debt securities in custody for you or conducts their sale or other disposition and disburses or credits the income from the debt securities to you.

In the event that you sell or otherwise dispose of the debt securities, the Disbursing Agent will generally be required to withhold tax, too. If you have kept the debt securities in a custodial account with the same Disbursing Agent since their acquisition or, in the event of a transfer of the debt securities, your acquisition cost of the debt securities has been evidenced to the Disbursing Agent (as described below), the tax is withheld at the above-mentioned rate from the gain (i.e., the difference between the proceeds from the sale or the disposition of the debt securities, after deduction of the expenses that are directly connected with the disposition or redemption, and the acquisition cost). When the debt securities are denominated in a currency other than the Euro, the difference is determined in such other currency.

When you transfer the debt securities to another custodial account within Germany, the releasing Disbursing Agent has to inform the accepting Disbursing Agent of your acquisition cost.  When you transfer the debt securities to a Disbursing Agent from a bank or financial services institution that has its seat in another member state of the European Union or the European Economic Area or in another contracting state pursuant to Article 17 (2) (i) of the directive adopted by the Council of the European Union on June 3, 2003 on the taxation of savings income in the form of interest payments, or from a branch of a German bank or financial services institution established in such state, you can provide evidence of the acquisition cost through certification by such non-German institution.  In all other cases, the evidence of the acquisition cost is not permissible.

If, in the event of a transfer of the debt securities, the acquisition cost of the debt securities has not been evidenced to the Disbursing Agent, the Disbursing Agent has to withhold tax at the above-mentioned rate from an amount equal to 30% of the proceeds from the sale or other disposition of the debt securities.

If you transfer debt securities that you keep in Germany in a custodial account with a Disbursing Agent to another holder, the Disbursing Agent must treat the transfer as a sale or disposition for withholding tax purposes, unless you inform the Disbursing Agent that the transfer is without consideration. If the Disbursing Agent is not so informed, the exchange price of the debt securities plus any accrued interest (Stückzinsen) are considered proceeds from the sale or disposition and the cost of the custodial account transfer is considered expense that is directly connected with the sale or disposition. If an exchange price is not available, the tax has to be withheld at the above-mentioned rate from an amount equal to 30% of the acquisition cost of the debt securities.

If you are a German Private Investor, you can take advantage of the Sparer-Pauschbetrag (as described above) by completing an exemption order (Freistellungsauftrag) for the Disbursing Agent.  In this case, the Disbursing Agent will not withhold tax on your investment income (including income derived from the debt securities) up to the amount of the exemption order. Furthermore, the Disbursing Agent will not withhold any tax, if you submit to the Disbursing Agent a certificate of non-assessment (Nichtveranlagungsbescheinigung) issued by the local tax office.

If you are subject to personal or corporate income taxation in Germany with your income from the debt securities, but the flat tax regime does not apply to you (i.e., because you are not a German Private Investor), the tax withheld by a Disbursing Agent will be credited against your final liability for personal or corporate income tax or, if in excess of such final tax liability, refunded. You should consult your tax advisor about ways to avoid or limit withholding by a Disbursing Agent, in particular in the event of a sale or other disposition of the debt securities.

Gift or Inheritance Taxation

The gratuitous transfer of debt securities by you as a gift or by reason of your death will be subject to German gift or inheritance tax if you are or the recipient is a resident, or deemed to be a resident, of Germany under German gift or inheritance tax law at the time of the transfer. If neither you nor the recipient is a resident, or deemed to be a resident, of Germany at the time of the transfer, no German gift or inheritance tax will be levied unless the debt securities form part of the property of a permanent establishment or a fixed base maintained by you in Germany. Tax treaties concluded by Germany with respect to gift and inheritance taxes generally permit Germany to tax the transfer in this situation.

Netherlands Tax Considerations

The following is a discussion of the material Netherlands tax consequences regarding your investment in the debt securitites if you are not a citizen or resident of The Netherlands for Netherlands tax purposes.

Withholding Tax

All payments by Finance of interest and principal under the debt securities may be made free of withholding or deduction of any taxes of whatsoever nature imposed, levied, withheld or assessed by The Netherlands, unless the debt securities qualify as debt that effectively functions as equity for tax purposes as meant in article 10, paragraph 1, sub d of the Corporate Tax Act (Wet op de vennootschapsbelasting 1969).  According to Supreme Court case law, the debt securities effectively function as equity if (a) the debt securities are subordinated to all other creditors of Finance, (b) the debt securities do not have a fixed maturity or have a maturity of more than 50 years, and (c) payments under the debt securities are entirely or almost entirely dependent on the Finance's profits.

Taxes on Income and Capital Gains

A holder of a debt security who derives income from a debt security or who realizes a gain on the disposal or redemption of a debt security will not be subject to Netherlands taxation on such income or capital gains unless:

(a)       the holder is, or is deemed to be, a resident in The Netherlands, or, where the holder is an individual, such holder has elected to be treated as a resident of The Netherlands; or

(b)       such income or gain is attributable to an enterprise or part thereof which is either effectively managed in The Netherlands or carried on through a permanent establishment (vaste inrichting) or permanent representative   (vaste vertegenwoordiger) in The Netherlands; or

(c)       the holder has, directly or indirectly, a substantial interest (aanmerkelijk belang) or a deemed substantial interest in Finance as defined in the Dutch Income Tax Act 2001 (Wet op de inkomstenbelasting 2001) and, if the holder is not an individual, such interest does not form part of the assets of an enterprise; or

(d)       the holder is an individual and the income or capital gain qualifies as income from miscellaneous activities (belastbaar resultaat uit overige werkzaamheden) in The Netherlands as defined in the Income Tax Act (Wet inkomstenbelasting 2001), including, without limitation, activities that exceed normal, active asset management (normaal, actief vermogensbeheer).

A holder of a debt security will not be treated as a resident of The Netherlands by reason only of the holding of a debt security or the execution, delivery, or enforcement of the debt securities or the performance by Finance or Deutsche Telekom of its obligations under the debt securities.

Gift, Estate or Inheritance Taxes

Netherlands gift, estate or inheritance taxes will not be levied on the occasion of the transfer of a debt security by way of gift by, or on the death of, a holder, unless:

(a)       the holder is, or is deemed to be, resident in The Netherlands for the purpose of the relevant provisions; or

(b)       the transfer is construed as an inheritance or as a gift made by, or on behalf of, a person who, at the time of the gift or death, is, or is deemed to be, resident in The Netherlands for the purpose of the relevant provisions; or

(c)       such debt security is attributable to an enterprise or part thereof, which is either effectively managed in The Netherlands or carried on through a permanent establishment or a permanent representative in The Netherlands.

Other Taxes and Duties

There is no Netherlands registration tax, stamp duty or any other similar tax or duty payable in The Netherlands by a holder of a debt security in respect of or in connection with the execution, delivery and/or enforcement by legal proceedings (including any foreign judgment in the courts of The Netherlands) of the debt securities or the performance of the Finance’s or Deutsche Telekom’s obligations under the debt securities.

European Union Savings Directive

On June 3, 2003, the Council of the European Union adopted a directive on the taxation of savings income. Pursuant to the directive, a member state of the European Union will be required to provide to the tax authorities of other member states information regarding payments of interest (or other similar income) paid by a person within its jurisdiction to individual residents of such other member states, except that, for a transitional period, Belgium, Luxembourg and Austria may instead operate a withholding system in relation to such payments, deducting tax at rates rising over time to 35%. The provisions of the directive entered into effect as of July 1, 2005. A number of non-EU countries and territories have adopted or agreed to adopt similar measures.

United States Federal Income Tax Considerations
    The following discussion summarizes certain U.S. federal income tax considerations that may be relevant if you are a U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the debt securities. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor, including tax considerations that arise from rules of general application or that are generally assumed to be known by investors. This summary deals only with U.S. holders that hold debt securities as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, person that will hold debt securities as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization or a person whose “functional currency” is not the U.S. dollar. Any special U.S. federal income tax consequences relevant to a particular issue of debt securities will be discussed in the prospectus supplement. This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

Payments or Accruals of Interest
Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Debt Securities
Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency debt security is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the conversion or purchase. When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under “Payments or Accruals of Interest”) and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount
If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity, the debt securities will be “Original Issue Discount Debt Securities”.

The difference between the issue price and the stated redemption price at maturity of the debt securities will be the “original issue discount.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the relevant issuer) at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in an Original Issue Discount Debt Security, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:
•
multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the debt security and the denominator of which is the number of accrual periods in a year; and

           •      subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

      In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.) The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. If you purchase debt securities at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under the “Premium” and “Market Discount”) to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

In the case of an Original Issue Discount Debt Security that is also a foreign currency debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (ii) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under “Payments or Accruals of Interest.” Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the debt security other than payments of qualified stated interest), or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID Regulations. Accordingly, the stated interest on a Floating Rate Debt Security generally will be treated as “qualified stated interest” and such a Debt Security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument”, the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such Debt Securities in the prospectus supplement.

Certain Original Issue Discount Debt Securities may be redeemed prior to maturity, either at the option of the Company or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the debt securities.

Short-Term Debt Securities
The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications. First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as described below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term debt security you may elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.
     Finally, the market discount rules described below will not apply to short-term debt securities.

As discussed above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus whether the debt security is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium
If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date the holder acquired the debt security. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the debt security. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

Market Discount
If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount (or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the prospectus supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, you may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax requirements.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC in other documents, which means:
•	incorporated documents are considered part of this prospectus;
•	we can disclose important information to you by referring you to those documents; and
•
information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus, and information that we file with the SEC after the date of this prospectus automatically updates and supersedes this prospectus.

We incorporate by reference our Annual Report on Form 20-F for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009. We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus from now until we terminate the offering of the debt securities:
•	Annual Reports filed on Form 20-F; and
•	any future reports filed on Form 6-K that indicate that they are incorporated by reference in this prospectus.

Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.

You may obtain a copy of any of the documents referred to above at no cost by contacting us at the following address or telephone number:
Deutsche Telekom AG
Friedrich-Ebert-Allee 140
53113 Bonn, Germany
Tel: +49 228 181 88880 (Investor Relations)

Deutsche Telekom International Finance B.V.
Herengracht 124-128
1015 BT Amsterdam
The Netherlands
+31 20 794 45 00
    Finance is our wholly-owned, consolidated subsidiary. Finance does not, and will not, file separate reports with the SEC.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. This prospectus does not contain all of the information provided in the registration statement. For further information, you should refer to the registration statement, including its exhibits.

We file annual and periodic reports and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549.  You may obtain information on the operation of the Public Reference Room in the United States by calling the SEC at 1-800-SEC-0330.

Both Deutsche Telekom and Finance are electronic filers. The SEC maintains an Internet site that contains certain filings of electronic filers at http://www.sec.gov.

VALIDITY OF SECURITIES
Certain matters of United States and German law relating to the debt securities offered through this prospectus will be passed upon for Deutsche Telekom and Finance by Cleary Gottlieb Steen & Hamilton LLP.
       Certain matters of Dutch law relating to the debt securities offered through this prospectus will be passed upon for Deutsche Telekom and Finance by Clifford Chance LLP.

EXPERTS
The consolidated financial statements of Deutsche Telekom AG and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management's annual report on internal control over financial reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F of Deutsche Telekom AG for the year ended December 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers Aktiengesellschaft Wirtschaftspruefungsgesellschaft and Ernst & Young AG Wirtschaftspruefungsgesellschaft Steuerberatungsgesellschaft, independent registered public accounting firms, given on the authority of said firms as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under German law, a stock corporation may indemnify its officers, and, under certain circumstances, German labor law requires a stock corporation to do so. However, a stock corporation may not, as a general matter, indemnify members of the Management Board or the Supervisory Board. Certain limited exceptions may apply if the indemnification is in the legitimate interest of the stock corporation. Deutsche Telekom’s articles of incorporation do not contain provisions regarding the indemnification of its directors and officers. A German stock corporation may, however, purchase directors’ and officers’ insurance. Deutsche Telekom has obtained liability insurance for members of its Supervisory Board and its Management Board and certain of its officers. This includes insurance against liabilities under the Securities Act.

The laws of the Netherlands make no compulsory provision for the indemnification of members of the Supervisory or Management Boards of a Dutch limited liability company. Finance’s articles of incorporation do not contain provisions regarding the indemnification of its directors and officers. Deutsche Telekom has obtained liability insurance for members of Finance's Supervisory Board and its managing directors, including insurance against liabilities under the Securities Act.

Item 9. Exhibits

EXHIBIT INDEX
1.1	Form of Underwriting Agreement for the debt securities
4.1
Indenture among Deutsche Telekom, Finance and the Trustee (incorporated by reference to Exhibit 4.1 of Deutsche Telekom’s registration statement on Form F-3 (Reg. No. 333-118932) filed with the SEC on September 13, 2004)

4.2
Indenture between Deutsche Telekom and the Trustee (incorporated by reference to Exhibit 4.2 of Deutsche Telekom’s registration statement on Form F-3 (Reg. No. 333-118932) filed with the SEC on September 13, 2004)

4.3
First Supplemental Indenture and Resignation and Appointment of Paying Agent and Security Registrar dated as of November 9, 2007 (incorporated by reference to Exhibit 2.3 of Deutsche Telekom’s Annual Report on Form 20-F for the year ended December 31, 2007 filed with the SEC on February 28, 2008)

4.4	Forms of Note (global registered form) and Guarantee (included in Exhibits 4.1 and 4.2)
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special German and U.S. counsel to Deutsche Telekom and Finance
5.2	Opinion of Clifford Chance LLP, special Dutch counsel to Finance
12.1	Computation of Ratios of Earnings to Fixed Charges
23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)
23.2	Consent of Clifford Chance LLP (included in Exhibit 5.2)
23.3	Consent of Independent Registered Public Accounting Firms
24.1	Powers of attorney (included as part of the signature pages)
25.1	Form T-1 Statement of Eligibility of Trustee for debt securities issued by Deutsche Telekom and Finance

Item 10. Undertakings

The undersigned registrants hereby undertake:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Deutsche Telekom AG pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           In the case of Deutsche Telekom AG, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that Deutsche Telekom AG includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by Deutsche Telekom AG pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)           That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Deutsche Telekom AG’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Deutsche Telekom AG certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bonn, Germany, on this 10th day of March 2009.

DEUTSCHE TELEKOM AG

By: /s/ René Obermann
Name: René Obermann
Title: Chief Executive Officer

By: /s/ Timotheus Höttges
Name: Timotheus Höttges
Title: Chief Financial Officer

Know all persons by these present that each officer or director whose signature appears below constitutes and appoints each of the directors named below, jointly and severally, his or her true lawful attorneys-in-fact and agents with full and several power of substitution for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, supplements to this registration statement and any registration statements pursuant to Rule 462(b) under the Securities Act relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2009.

Name	Title

/s/ René Obermann	Member of the Management Board
René Obermann	Chief Executive Officer

/s/ Timotheus Höttges	Member of the Management Board
Timotheus Höttges	For Finance (Chief Financial Officer and Principal Accounting Officer)

/s/ Hamid Akhavan	Member of the Management Board
Hamid Akhavan	For T-Mobile, Product Development, Technology and IT Strategy

/s/ Dr. Manfred Balz	Member of the Management Board
Dr. Manfred Balz	For Data Privacy, Legal Affairs and Compliance

/s/ Reinhard Clemens	Member of the Management Board
Reinhard Clemens	For Business Customers

/s/Guido Kerkhoff	Member of the Management Board
Guido Kerkhoff	For South Eastern Europe

/s/ Thomas Sattelberger	Member of the Management Board
Thomas Sattelberger	For Human Resources

/s/ Niek Jan van Damme	Member of the Management Board
Niek Jan van Damme	For T-Home, Sales & Service

SIGNATURE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed the registration statement, solely in the capacity of the duly authorized representative of Deutsche Telekom AG in the United States, in the City of New York, State of New York, U.S.A., on March 10, 2009.

DEUTSCHE TELEKOM INC.
By: /s/ Klaus-Peter Statz Name: Klaus-Peter Statz Title: President and CEO

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Deutsche Telekom International Finance B.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, on this 10th day of March 2009.

DEUTSCHE TELEKOM INTERNATIONAL FINANCE B.V.

By: /s/ Stephan Wiemann Name: Stephan Wiemann Title: Managing Director

By: /s/ Robin Sheridan Name: Robin Sheridan Title: Managing Director

      Know all persons by these presents that each officer or director whose signature appears below constitutes and appoints each of the directors named below, jointly and severally, his or her true lawful attorneys-in-fact and agents with full and several power of substitution for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, supplements to this registration statement and any registration statements pursuant to Rule 462(b) under the Securities Act relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2009.

Signatures	Capacity

/s/ Stephan Wiemann Stephan Wiemann	Managing Director

/s/ Robin Sheridan Robin Sheridan	Managing Director

SIGNATURE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed the registration statement, solely in the capacity of the duly authorized representative of Deutsche Telekom International Finance B.V. in the United States, in the City of New York, State of New York, U.S.A., on March 10, 2009.

DEUTSCHE TELEKOM INC.

By: /s/ Klaus-Peter Statz Name: Klaus-Peter Statz Title: President and CEO

EXHIBIT INDEX

1.1	Form of Underwriting Agreement for the debt securities
4.1
Indenture among Deutsche Telekom, Finance and the Trustee (incorporated by reference to Exhibit 4.1 of Deutsche Telekom’s registration statement on Form F-3 (Reg. No. 333-118932) filed with the SEC on September 13, 2004)

4.2
Indenture between Deutsche Telekom and the Trustee (incorporated by reference to Exhibit 4.2 of Deutsche Telekom’s registration statement on Form F-3 (Reg. No. 333-118932) filed with the SEC on September 13, 2004)

4.3
First Supplemental Indenture and Resignation and Appointment of Paying Agent and Security Registrar dated as of November 9, 2007 (incorporated by reference to Exhibit 2.3 of Deutsche Telekom’s Annual Report on Form 20-F for the year ended December 31, 2007 filed with the SEC on February 28, 2008)

4.4	Forms of Note (global registered form) and Guarantee (included in Exhibits 4.1 and 4.2)
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special German and U.S. counsel to Deutsche Telekom and Finance
5.2	Opinion of Clifford Chance LLP, special Dutch counsel to Finance
12.1	Computation of Ratios of Earnings to Fixed Charges
23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)
23.2	Consent of Clifford Chance LLP (included in Exhibit 5.2)
23.3	Consent of Independent Registered Public Accounting Firms
24.1	Powers of attorney (included as part of the signature pages)
25.1	Form T-1 Statement of Eligibility of Trustee for debt securities issued by Deutsche Telekom and Finance